UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 13, 2017

Commission File No. 1-35933 (Gramercy Property Trust)
Commission File No. 33-219049 (GPT Operating Partnership LP)
Gramercy Property Trust
GPT Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Gramercy Property Trust	Maryland	56-2466617
GPT Operating Partnership LP	Delaware	56-2466618
	(State or other jurisdiction incorporation or organization)	(I.R.S. Employer of Identification No.)

90 Park Avenue, 32nd Floor New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On October 13, 2017, GPT Operating Partnership LP (“GPT OP”), GPT Property Trust LP (“Legacy OP” and, together with GPT OP, collectively, the “Borrowers”), as borrowers, and Gramercy Property Trust (“Gramercy”), as guarantor, entered into an amended and restated term loan agreement by and among the Borrowers, Gramercy, the lenders party thereto, Capital One, National Association (“Capital One”), as sole lead arranger and sole bookrunner, Capital One, as administrative agent, and TD Bank, N.A., as syndication agent (the “Amended and Restated Term Loan Agreement”), which was further amended by that certain Joinder and First Amendment to the Amended and Restated Term Loan Agreement dated October 16, 2017 (the “First Amendment” and collectively with the Amended and Restated Term Loan Agreement, the “Term Loan Agreement”).

The Term Loan Agreement increases the amount of the existing senior unsecured term loan facility from $175 million to $400 million and also includes certain other administrative modifications.  The other material terms of the existing term loan agreement, as described in our Current Report on Form 8-K filed on December 18, 2015 (including, without limitation, affirmative and negative covenants, financial covenants, events of default and representations and warranties), have not been changed by the Term Loan Agreement and remain in full force and effect.

Capital One and the other agents and lenders party to the Term Loan Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory services for Gramercy, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Term Loan Agreement and the First Amendment which are included as Exhibits 10.1 and 10.2, respectively, hereto and incorporated into this Item 1.01 by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

10.1
Amended and Restated Term Loan Agreement, dated as of October 13, 2017, among GPT Operating Partnership LP, GPT Property Trust LP, Gramercy Property Trust, the lenders party thereto, and Capital One, National Association, as administrative agent.

10.2
Joinder and First Amendment to the Amended and Restated Term Loan Agreement, dated as of October 16, 2017, among GPT Operating Partnership LP, GPT Property Trust LP, Gramercy Property Trust, the lenders party thereto, and Capital One, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2017

By:    /s/ Jon W. Clark
Name:    Jon W. Clark
Title:    Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Amended and Restated Term Loan Agreement, dated as of October 13, 2017, among GPT Operating Partnership LP, GPT Property Trust LP, Gramercy Property Trust, the lenders party thereto, and Capital One, National Association, as administrative agent.

10.2
Joinder and First Amendment to the Amended and Restated Term Loan Agreement, dated as of October 16, 2017, among GPT Operating Partnership LP, GPT Property Trust LP, Gramercy Property Trust, the lenders party thereto, and Capital One, National Association, as administrative agent.